EXHIBIT 12

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(dollars in thousands) (unaudited)



                                              For the Six Months Ended
                                                       June 30,                           For the Year Ended December 31,
                                              ------------------------  -----------------------------------------------------------
                                                  2000        1999         1999         1998        1997        1996         1995
                                              ------------------------  -----------------------------------------------------------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
Income before income taxes                     $  839,995  $  667,488   $1,654,964  $1,254,065   $1,022,108  $  731,294  $  584,601
Fixed charges                                     789,736     640,747    1,341,993   1,238,596    1,035,069     755,884     609,742
Interest capitalized during period,
  net of amortization of previously
  capitalized interest                             (1,867)     (1,224)      (2,949)     (5,400)      (4,967)     (2,370)     (3,409)
                                               ----------------------   -----------------------------------------------------------
Earnings, for computation purposes             $1,627,864  $1,307,011   $2,994,008  $2,487,261   $2,052,210  $1,484,808  $1,190,934
                                               ======================   ===========================================================

FIXED CHARGES:
Interest on deposits, short-term borrowings,
  and long-term debt and bank notes,
  expensed or capitalized                      $  785,333  $  635,757   $1,331,860  $1,229,503   $1,023,765  $  746,008  $  600,047
Portion of rents representative of the
  interest factor                                   4,403       4,990       10,133       9,093       11,304       9,876       9,695
                                               ----------------------   -----------------------------------------------------------
Fixed charges, including interest on
  deposits, for computation purposes           $  789,736  $  640,747   $1,341,993  $1,238,596   $1,035,069  $  755,884  $  609,742
                                               ======================   ===========================================================

Ratio of earnings to fixed charges,
  including interest on deposits                     2.06        2.04         2.23        2.01         1.98        1.96        1.95

EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
Income before income taxes                     $  839,995  $  667,488   $1,654,964  $1,254,065   $1,022,108  $  731,294  $  584,601
Fixed charges                                     221,663     205,272      422,567     422,492      341,149     227,999     171,585
Interest capitalized during period,
  net of amortization of previously
  capitalized interest                             (1,877)     (1,234)      (2,970)     (5,421)      (4,988)     (2,391)     (3,430)
                                               ----------------------   -----------------------------------------------------------
Earnings, for computation purposes             $1,059,781  $  871,526   $2,074,561  $1,671,136   $1,358,269  $  956,902  $  752,756
                                               ======================   ===========================================================

FIXED CHARGES:
Interest on short-term borrowings
  and long-term debt and bank notes,
  expensed or capitalized                      $  217,260  $  200,282   $  412,434  $  413,399   $  329,845  $  218,123  $  161,890
Portion of rents representative of the
  interest factor                                   4,403       4,990       10,133       9,093       11,304       9,876       9,695
                                               ----------------------   -----------------------------------------------------------
Fixed charges, excluding interest
  on deposits, for computation purposes        $  221,663  $  205,272   $  422,567  $  422,492   $  341,149  $  227,999  $  171,585
                                               ======================   ===========================================================

Ratio of earnings to fixed charges,
  excluding  interest on deposits                    4.78        4.25         4.91        3.96         3.98        4.20        4.39

The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by (ii) fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable) and the portion of rental expense which is deemed representative of interest.

COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
(dollars in thousands) (unaudited)



                                              For the Six Months Ended
                                                       June 30,                           For the Year Ended December 31,
                                              ------------------------  -----------------------------------------------------------
                                                  2000        1999         1999         1998        1997        1996         1995
                                              ------------------------  -----------------------------------------------------------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
Income before income taxes                     $  839,995   $  667,488  $1,654,964  $1,254,065  $1,022,108  $  731,294  $  584,601
Fixed charges                                     789,736      640,747   1,341,993   1,238,596   1,035,069     755,884     609,742
Interest capitalized during period,
  net of amortization of previously
  capitalized interest                             (1,867)      (1,224)     (2,949)     (5,400)     (4,967)    (2,370)      (3,409)
                                               ------------------------ -----------------------------------------------------------
Earnings, for computation purposes             $1,627,864   $1,307,011  $2,994,008  $2,487,261  $2,052,210  $1,484,808  $1,190,934
                                               ======================== ===========================================================

FIXED CHARGES AND PREFERRED STOCK DIVIDEND
 REQUIREMENTS:
Interest on deposits, short-term borrowings,
  and long-term debt and bank notes,
  expensed or capitalized                      $  785,333   $  635,757  $1,331,860  $1,229,503  $1,023,765  $  746,008  $  600,047
Portion of rents representative of the
  interest factor                                   4,403        4,990      10,133       9,093      11,304       9,876       9,695
                                               ------------------------ ----------------------------------------------------------
Fixed charges                                     789,736      640,747   1,341,993   1,238,596   1,035,069     755,884     609,742
Preferred stock dividend requirements              11,952       11,378      23,123      23,089      32,065      23,269       2,432
                                               ------------------------ ----------------------------------------------------------
Fixed charges and preferred stock dividend
  requirements, including interest on
  deposits, for computation purposes           $  801,688   $  652,125  $1,365,116  $1,261,685  $1,067,134  $  779,153  $  612,174
                                               ======================== ===========================================================

Ratio of earnings to combined fixed charges
  and preferred stock dividend requirements,
  including  interest on deposits                    2.03         2.00        2.19        1.97        1.92        1.91        1.95

EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
Income before income taxes                     $  839,995   $  667,488  $1,654,964  $1,254,065  $1,022,108  $  731,294  $  584,601
Fixed charges                                     221,663      205,272     422,567     422,492     341,149     227,999     171,585
Interest capitalized during period,
  net of amortization of previously
  capitalized interest                             (1,877)      (1,234)     (2,970)     (5,421)     (4,988)     (2,391)     (3,430)
                                               ------------------------ ----------------------------------------------------------
Earnings, for computation purposes             $1,059,781   $  871,526  $2,074,561  $1,671,136  $1,358,269  $  956,902  $  752,756
                                               ======================== ==========================================================

FIXED CHARGES AND PREFERRED STOCK DIVIDEND
 REQUIREMENTS:
Interest on short-term borrowings
  and long-term debt and bank notes,
  expensed or capitalized                      $  217,260   $  200,282  $  412,434   $ 413,399  $  329,845  $  218,123  $  161,890
Portion of rents representative of the
  interest factor                                   4,403        4,990      10,133       9,093      11,304       9,876       9,695
                                               ------------------------ ----------------------------------------------------------
Fixed charges                                     221,663      205,272     422,567     422,492     341,149     227,999     171,585
Preferred stock dividend requirements              11,952       11,378      23,123      23,089      32,065      23,269       2,432
                                               ------------------------  ---------------------------------------------------------

Fixed charges and preferred stock dividend
  requirements, excluding interest on
  deposits, for computation purposes           $  233,615   $  216,650  $  445,690   $ 445,581  $  373,214  $  251,268  $  174,017
                                               ======================== ==========================================================

Ratio of earnings to combined fixed charges
  and preferred stock dividend requirements,
  excluding interest on deposits                     4.54         4.02        4.65        3.75        3.64        3.81        4.33




The ratio of earnings to combined fixed charges and preferred stock dividend requirements, is computed by dividing (i) income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by (ii) fixed charges and preferred stock dividend requirements. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable) and the portion of rental expense which is deemed representative of interest. The preferred stock dividend requirements represent the pretax earnings which would have been required to cover such dividend requirements on the Company's Preferred Stock outstanding.